Exhibit 99.1

THE MARCUS CORPORATION ANNOUNCES DOUGLAS A. NEIS TO retire;
chad paris TO SUCCEED NEIS AS chief financial officer

As part of planned transition, Neis to retire in May 2022 following 36 years of service

MILWAUKEE, February 24, 2022…The Marcus Corporation  (NYSE: MCS) today announced that executive vice president and chief financial officer Douglas A. Neis will retire May 15, 2022, after 36 years of service. As part of this planned transition, Chad Paris, current corporate controller and treasurer of The Marcus Corporation, will be promoted to chief financial officer upon Neis’s retirement. Neis will serve as an advisor to the company following the transition.

“Doug has been a friend and valued colleague since the day I joined The Marcus Corporation, and I know I speak for all of us when I say how grateful we are for the impact he has made on our company,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Over the course of 36 years, Doug has been a stalwart through times of growth and opportunity as well as times of change and challenge. Yet through it all, Doug kept us on course thanks to his thoughtful foresight, unbending integrity, and calm ‘get it done’ demeanor. This is true even in how he approached his retirement, with smart planning and deft execution in recruiting, mentoring, and soon promoting Chad Paris as his successor. Since joining the company in October 2021, Chad has worked closely with Doug and me to understand our financial structure and our focus on maintaining a strong balance sheet, which has served us well over the years. Quite quickly Chad became a natural part of our team, and I am thrilled a professional of his caliber and character will support our strategy in the years ahead.”

Prior to joining The Marcus Corporation, Paris served as senior vice president and chief financial officer at Jason Group, Inc., formerly Jason Industries, Inc., a Milwaukee-based global manufacturing company, leading the company’s accounting and reporting, financial planning and analysis, tax, treasury, investor relations and information technology functions. Prior to being appointed chief financial officer in 2017, Paris held various leadership roles in corporate and business unit finance at Jason. Earlier in his career, Paris served as audit senior manager for Deloitte & Touche LLP, a global accounting firm and professional services network. Paris holds a master’s degree in management with an emphasis in accounting and a bachelor’s degree in finance and real estate from the University of Wisconsin – Milwaukee. He is also a certified public accountant in the state of Wisconsin.

Neis joined The Marcus Corporation in 1986 as controller of the Marcus Theatres® division before quickly being promoted to controller of Marcus Restaurants in 1987. In 1991, Neis was appointed vice president of planning and administration for Marcus Restaurants, and in 1994, was named director of technology for The Marcus Corporation. He was elected corporate controller in 1995 and was promoted to chief financial officer and treasurer in 1996. In 2018, Neis was promoted to executive vice president of The Marcus Corporation. In addition to his leadership and achievements at The Marcus Corporation, Neis was honored as CFO of the Year by the Milwaukee Business Journal in 2011. He holds a bachelor’s degree in accounting from Marquette University in Milwaukee and is a certified public accountant.

“It has been an honor and a privilege to work with so many great people as well as three generations of the Marcus family during my lengthy career at The Marcus Corporation,” Neis said. “I have enjoyed getting up each and every day and going to work for the best movie theatre and hotel company in the world – this truly has been my second family. As I get ready to spend more time with my wife, Sue, along with our four children and their families, I know I leave The Marcus Corporation in great hands, confident that it is positioned to continue to thrive in the years ahead.”

About the Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 1,064 screens at 85 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 19 hotels, resorts and other properties in 10 states.  For more information, please visit the company’s website at www.marcuscorp.com.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the risks described in our filings with the Securities Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.